INDEPENDENT AUDITORS' STATEMENT

Securities and Exchange Commission
Washington, DC


Re: Manakoa Services Corporation (formerly Electronic Identification, Inc.)


We have not completed our audit procedures on the financial statements of the above captioned Registrant as of and for the year ended December 31, 2003. There are no reportable conditions at this time.



/s/ Cordovano and Honeck, P.C.
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Cordovano and Honeck, P.C.
Denver, Colorado
March 30, 2004